Consent of Independent Auditors

The Board of Directors
First Cova Life Insurance Company

We consent to the use of our reports included herein on the statutory financial statements of First Cova Life Insurance Company (the Company) dated March 5, 1998 and on the financial statements of the subaccounts of First Cova Variable Annuity Account One dated February 20, 1998 and to the reference to our firm under the heading "Experts" in the Statement of Additional Information, in the Post-Effective Amendment No. 2 to the Registration Statement (Form N-4, No. 33-74174) of First Cova Variable Annuity Account One. The report of KPMG Peat Marwick LLP covering the statutory financial statements of the Company contains an explanatory paragraph which states that the financial statements were prepared using accounting practices prescribed or permitted by the New York State Insurance Department, which practices differ from generally accepted accounting principles. The effects on the financial statements of the variances between the statutory basis of accounting and generally accepted accounting principles are described in the notes to the financial statements.



                                                     /s/KPMG Peat Marwick LLP

Chicago, Illinois
April 27, 1998